Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-30085) pertaining to the Ecology and Environment Inc. 401(k) Plan, and

(2)	Registration Statement (Form S-8 No. 333-224010) pertaining to the Ecology and Environment Inc. 2016 Stock Award Plan;

of our report dated October 29, 2019, with respect to the consolidated financial statements of Ecology and Environment Inc. included in this Annual Report (Form 10-K) of Ecology and Environment Inc. for the year ended July 31, 2019.

/s/ Ernst & Young LLP

Buffalo, New York
October 29, 2019